Exhibit 23.2


                 Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Intergraph Corporation Employee Stock Purchase Plan of our report dated January 27, 2000, with respect to the consolidated financial statements of Intergraph Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young, LLP

Birmingham, Alabama
June 28, 2000